                                 AMENDMENT NO. 4 TO
                                  CREDIT AGREEMENT

          THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "AMENDMENT") effective as of April 1, 1999, by and among VARI-LITE INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), SUNTRUST BANK, ATLANTA, BROWN BROTHERS HARRIMAN & CO., CHASE BANK OF TEXAS, N.A. (formerly known as Texas Commerce Bank National Association), COMERICA BANK-TEXAS and THE FIRST NATIONAL BANK OF CHICAGO (collectively, the "Lenders"), SUNTRUST BANK, ATLANTA, as agent and collateral agent for the Lenders (in such capacities, the "AGENT" and "COLLATERAL AGENT", respectively), and BROWN BROTHERS HARRIMAN & CO, as co-agent for the Lenders (in such capacity, the "CO-AGENT").

                                    WITNESSETH

          WHEREAS, Borrower, the Lenders, the Agent, the Collateral Agent, and the Co-Agent are parties to a certain Multicurrency Credit Agreement dated as of December 19, 1997, as amended by a certain Amendment No. 1 to Credit Agreement dated as of April 21, 1998, by a certain Amendment No. 2 to Credit Agreement dated as of July 31, 1998, and by a certain Amendment No. 3 to Credit Agreement dated as of September 30, 1998 (as so amended, the "CREDIT AGREEMENT"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, Borrower and the Lenders have agreed to amend the Credit Agreement as more specifically set forth below;

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intended to be legally bound, agree as follows:

          SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

          1.1 SECTION 1.01 of the Credit Agreement is hereby amended by deleting in its entirety the defined term "Applicable Margin" and its accompanying definition, and substituting in lieu thereof the following defined term and accompanying definition:

          "APPLICABLE MARGIN" shall mean (x) with respect to all outstanding Advances through April 1, 1999, the percentage determined pursuant to the definition of "Applicable Margin" as defined in the Agreement immediately prior to the effectiveness of Amendment No. 4, and (y) on and after April 1, 1999, with respect to all outstanding Advances for any day, the applicable percentage determined from the chart set forth below based on Borrower's Adjusted Funded Debt/EBITDA Ratio calculated as of the relevant determination date:



                                  APPLICABLE                   APPLICABLE
ADJUSTED FUNDED                   MARGIN FOR                   MARGIN FOR
DEBT/EBITDA RATIO               EURO ADVANCES             BASE RATE ADVANCES
-----------------               -------------             ------------------

Greater than or equal to
3.00:1.00                               3.50%                          1.00%


Less than 3.00:1.00, but
greater than or equal to
2.50:1.00                               3.00%                          0.50%


Less than 2.50:1.00, but
greater than or equal to
2.00:1.00                               2.50%                             0%


Less than 2.00:1.00, but
greater than or equal to
1.50:1.00                               2.00%                             0%


Less than 1.50:1.00, but
greater than or equal to
1.00:1.00                               1.50%                             0%


Less than 1.00:1.00                     1.00%                             0%

The Adjusted Funded Debt/EBITDA Ratio and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or Section 6.07(b) hereof, as the case may be, in accordance with Section 6.08(b), with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 6.07 as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Borrower). Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable (and the cure period set forth in Section 8.02 hereof shall have expired), the Applicable Margin with respect to the Advances then outstanding shall be 3.50% for Euro Advances and 1.00% for Base Rate Advances.

          1.2 SECTION 1.01 of the Credit Agreement is hereby amended by adding the following defined term and accompanying definition in proper alphabetical order:

          "AMENDMENT NO. 4" shall mean that certain Amendment No. 4 to Credit Agreement effective as of April 1, 1999, by and among Borrower, the Agent and Collateral Agent, the Co-Agent, and the Lenders, as the same may be amended, restated and supplemented from time to time.

          1.3 SECTION 3.03 of the Credit Agreement is hereby amended by deleting in their entirety clause (i) of subsection (a) of SECTION 3.03, and clause (iii) of subsection (c) of SECTION 3.03, and substituting in lieu thereof the following clause (i) in subsection (a) and the following clause
(iii) in subsection (c) thereof:

          (i) For a Base Rate Advance--The Base Rate in effect from time to time plus the Applicable Margin;

          . . . .

          (iii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate PLUS (x) the Applicable Margin, and (y) an additional two percent (2%) per annum;

          SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written (the "EFFECTIVE DATE") on the first day when this Amendment shall have been executed and delivered by Borrower, the Lenders, the Agent and the Co-Agent.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agents as follows:

          3.1 The execution, delivery and performance by Borrower of this Amendment, and by Borrower and the Domestic Subsidiaries of the Credit Documents being delivered pursuant to this Amendment, are within Borrower's and such Subsidiaries' corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles or certificate of incorporation or by-laws of

Borrower or any such Subsidiary or any indenture, agreement or other instrument to which Borrower or any such Subsidiary is a party or by which Borrower or any such Subsidiary or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          3.2 This Amendment and the Credit Documents being delivered pursuant to this Amendment constitute the legal, valid and binding obligations of Borrower and its Domestic Subsidiaries, enforceable against Borrower and its Domestic Subsidiaries in accordance with their terms.

          3.3 After giving to this Amendment, no Default or Event of Default has occurred and is continuing as of the Effective Date.

          SECTION 4. SURVIVAL. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent or the Collateral Agent.

          SECTION 5. RATIFICATION OF CREDIT AGREEMENT. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          SECTION 6. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

          SECTION 7. COSTS, EXPENSES AND TAXES. Notwithstanding anything to the contrary contained herein or in the Credit Agreement or any other Loan Document, Borrower shall not be responsible for the costs and expenses of the Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Agent and the Collateral Agent with respect thereto and with respect to advising the Agent and the Collateral Agent as to its rights and responsibilities hereunder and thereunder.

          SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

          SECTION 9. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

          SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                      [Signatures Set Forth on Next Page]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                       VARI-LITE INTERNATIONAL, INC.


                                       By:------------------------------------
                                          Name:
                                          Title:


                                       SUNTRUST BANK, ATLANTA,
                                       individually and as Agent and Collateral
                                       Agent


                                       By:------------------------------------
                                          Name:
                                          Title:


                                       By:------------------------------------
                                          Name:
                                          Title:


                                       BROWN BROTHERS HARRIMAN & CO.,
                                       individually and as Co-Agent


                                       By:------------------------------------
                                          Name:
                                          Title:


                                       CHASE BANK OF TEXAS, N.A.
                                       (Formerly Texas Commerce Bank National
                                          Association)


                                       By:------------------------------------
                                          Name:
                                          Title:

                                       COMERICA BANK-TEXAS


                                       By:------------------------------------
                                          Name:
                                          Title:


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:------------------------------------
                                          Name:
                                          Title: